SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 3, 2004

NANOGEN, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23541	33-0489621
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10398 Pacific Center Court, San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 410-4600

Item 12. Results of Operations and Financial Condition.

This Amendment No. 1 amends the Current Report on Form 8-K filed on August 3, 2004 by Nanogen, Inc. (the “Company”) to correct an inadvertent error stemming from a non-routine, non-cash entry to record the purchase price allocation related the acquisition of SynX Pharma Inc. which was included in the preliminary financial statements contained in the Company’s earnings release. The Company’s press release dated August 3, 2004 which was attached as an exhibit to the Current Report stated that research and development expenses for the three months ended June 30, 2004 were $3.5 million, but should have stated that research and development expenses for the three months ended June 30, 2004 were $4.0 million. As a result of this correction, the Company’s total costs and expenses, loss from operations, net loss and accumulated deficit have each been increased by $545,000, and the net loss per share has been increased by $0.01 and $0.02 per share for the three and six months ended June 30, 2004, respectively. In addition, the June 30, 2004 balances in goodwill, acquired technology rights and additional paid-in capital were reported as $13.1 million, $2.3 million and $274.0 million, respectively, but should have been reported as $13.0 million, $2.0 million and $274.2 million, respectively. The Company’s revised financial statements are set forth below. No other changes are being made to the financial information reported by the Company on August 3, 2004, and the Company reiterates its financial guidance issued on that date.

2

NANOGEN, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	June 30, 2004	December 31, 2003
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$8,543	$8,550
Short-term investments	51,777	20,564
Receivables, net	1,860	1,415
Inventories, net	2,706	4,774
Other current assets	1,673	1,590

Total current assets	66,559	36,893

Property and equipment, net	7,372	4,277
Acquired technology rights, net	1,983	2,508
Restricted cash	753	14
Other assets, net	796	157
Goodwill	13,001	—

	$90,464	$43,849

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:

Accounts payable	$1,889	$290
Accrued liabilities	3,240	4,519
Deferred revenue	404	469
Current portion of capital lease obligations	552	743

Total current liabilities	6,085	6,021

Capital lease obligations, less current portion	545	586
Other long-term liabilities	5,451	4,419

Total long-term liabilities	5,996	5,005

Stockholders’ equity:
Convertible preferred stock, $0.001 par value, 5,000,000 shares authorized; no shares issued and outstanding at June 30, 2004 (unaudited) and December 31, 2003	—	—
Common stock, $0.001 par value, 50,000,000 shares authorized; 33,846,250 and 24,867,325 shares issued and outstanding at June 30, 2004 (unaudited) and December 31, 2003, respectively	34	25
Additional paid-in capital	274,184	209,014
Accumulated other comprehensive income	(226)	1,136
Deferred compensation	(170)	(175)
Accumulated deficit	(194,517)	(176,255)
Treasury stock, at cost, 500,189 shares at June 30, 2004 (unaudited) and December 31, 2003	(922)	(922)

Total stockholders’ equity	78,383	32,823

	$90,464	$43,849

NANOGEN, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2004	2003	2004	2003
Revenues:
Product sales	$477	$662	$1,609	$890
License	38	—	190	—
Sponsored research	125	375	500	750
Contracts and grant	478	657	978	1,254

Total revenues	1,118	1,694	3,277	2,894

Costs and expenses:
Cost of product sales	1,940	524	2,854	798
Research and development	4,040	4,483	8,388	9,193
Selling, general and administrative	4,234	4,130	7,809	8,196
Charge for acquired in-process research and development	3,758	—	3,758	—

Total costs and expenses	13,972	9,137	22,809	18,187

Loss from operations	(12,854)	(7,443)	(19,532)	(15,293)

Interest income, net	129	113	231	308
Other income (loss)	(100)	11	(120)	43
Gain/(loss) on sale of investments	(6)	32	(6)	(3,568)
Gain/(loss) on foreign currency translations	(17)	(11)	1,204	(16)
Loss on sale of fixed assets	(41)	(153)	(41)	(153)
Minority interest in loss of consolidated subsidiary	—	558	—	1,106

Net loss	$(12,889)	$(6,893)	$(18,264)	$(17,573)

Net loss per share – basic and diluted	$(0.39)	$(0.32)	$(0.61)	$(0.82)

Number of shares used in computing net loss per share – basic and diluted	32,798	21,543	29,870	21,492

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANOGEN, INC.

Dated: August 13, 2004	By:	/s/ Nicholas J. Venuto
Nicholas J.Venuto,
Senior Director, Finance